Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 10, 2014, Pyramid Oil Company (“Pyramid”) completed its acquisition of Yuma Energy, Inc. (“Yuma”) when a wholly-owned subsidiary of Pyramid merged with and into Yuma, with Yuma becoming a wholly-owned subsidiary of Pyramid (the “merger”). At the closing of the merger, Pyramid issued approximately 66,336,701 shares of shares of common stock, no par value per share of Pyramid (“Common Stock”) and Pyramid changed its name to “Yuma Energy, Inc.”

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with (i) Pyramid’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the notes related thereto; and (ii) Yuma’s consolidated financial statements for the year ended December 31, 2013 and 2012, and for the six months ended June 30, 2014 and 2013 and the notes related thereto attached as Exhibit 99.2 to Amendment No. 1 to the Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information and explanatory notes combine the historical financial statements of Pyramid and Yuma as of June 30, 2014 with respect to the balance sheet information (using currently available fair value information for Pyramid) and as of January 1, 2013 (with respect to the statements of operations information for the six months ended June 30, 2014 and for the year ended December 31, 2013). The unaudited pro forma condensed combined financial information shows the pro forma impact of the merger of Pyramid and Yuma on the historical financial position and results of operations under the purchase method of accounting with Yuma treated as the acquirer. Under this method of accounting, the assets and liabilities of Pyramid are recorded at their estimated fair values as of the date the merger is effective. As part of the merger, Yuma’s outstanding preferred stock was converted to Common Stock and Yuma’s derivative liability was reclassified to equity of Pyramid and adjustments have been made to reflect the conversion of Yuma’s preferred stock to Common Stock.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined and had the impact of possible revenue enhancements and expense efficiencies, among other factors, been considered.

Yuma Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2014

	Yuma Historical	Pyramid Historical	Merger Pro Forma Adjustments		Yuma Pro Forma Combined
Current assets:
Cash and cash equivalents	$6,231,927	$4,355,590	$-		$10,587,517
Short-term investments	-	2,143,028	-		2,143,028
Accounts receivable, net of allowance for doubtful accounts	12,041,683	486,632	-		12,528,315
Note receivable	4,000	-	-		4,000
Prepayments	550,252	126,839	-		677,091
Crude oil inventory	-	92,524	(92,524	)(10)	-
Deferred taxes	146,964	87,000	-		233,964
Other deferred charges	181,483	-	-		181,483
TOTAL CURRENT ASSETS	19,156,309	7,291,613	(92,524)		26,355,398

Oil and natural gas properties:
Not subject to amortization	31,827,542	-	-		31,827,542
Subject to amortization	154,482,793	20,312,374	(9,352,574	)(1)	165,442,593
TOTAL PROPERTY AND EQUIPMENT	186,310,335	20,312,374	(9,352,574)		197,270,135
Less: accumulated depreciation, depletion and amortization	(96,117,943)	(17,942,586)	17,942,586	(1)(6)	(96,117,943)
NET OIL AND GAS PROPERTIES	90,192,392	2,369,788	8,590,012		101,152,192

Other operating property and equipment	2,127,174	4,316,426	1,280,574	(1)	7,724,174
Less: accumulated depreciation and amortization	(1,882,430)	(3,586,687)	3,586,687	(1)	(1,882,430)
Net other operating property and equipment	244,744	729,739	4,867,261		5,841,744

Other assets
Receivable from affiliate	-	-	-		-
Commodity derivatives	233,626	-	-		233,626
Long-term investments	-	1,146,674	-		1,146,674
Goodwill	-	-	3,427,576	(1)	3,427,576
Other noncurrent assets	327,879	261,380	-		589,259
TOTAL OTHER ASSETS	561,505	1,408,054	3,427,576		5,397,135

Total Assets	$110,154,950	$11,799,194	$16,792,325		$138,746,469

Current liabilities:
Current maturities of debt	$507,654	$-	$-		$507,654
Accounts payable, principally trade	22,136,930	544,977	-		22,681,907
Commodity derivatives	1,763,472	-	-		1,763,472
Asset retirement obligations	915,346	-	-		915,346
Liability for deferred compensation	-	39,166	-		39,166
Other accrued liabilities	1,900,108	85,752	1,500,000	(2)	3,485,860
TOTAL CURRENT LIABILITIES	27,223,510	669,895	1,500,000		29,393,405

Long-Term Debt
Bank debt	24,775,000	-	-		24,775,000

Other Noncurrent Liabilities
Preferred stock derivative liability, Series A and B	55,794,328	-	(55,794,328	)(7)	-
Asset retirement obligations	10,075,084	1,329,352	-		11,404,436
Commodity derivatives	183,106	-	-		183,106
Deferred taxes	12,027,841	(1,094,400)	4,710,046	(1)	15,643,487
Restricted stock units	194,471	-	-		194,471
Other deferred credits	45,142	-	-		45,142
TOTAL OTHER NONCURRENT LIABILITIES	78,319,972	234,952	(51,084,282)		27,470,642

Preferred Stock, Series A and Series B
Subject to mandatory redemption	40,366,251	-	(40,366,251	)(7)	-

Equity
Common stock	542	-	70,683	(7)(8)	71,225
Capital in excess of par value of common stock	2,668,923	1,847,384	128,611,491	(6)(7)(8)(10)	133,127,798
Accumulated other comprehensive income	41,384	-	-		41,384
Accumulated earnings (deficit)	(63,240,632)	9,046,963	(21,939,316	)(2)(7)	(76,132,985)
TOTAL EQUITY	(60,529,783)	10,894,347	106,742,858		57,107,422

Total Liabilities and Equity	$110,154,950	$11,799,194	$16,792,325		$138,746,469

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Yuma Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2014

	Yuma Historical	Pyramid Historical	Merger Pro Forma Adjustments		Yuma Pro Forma Combined
Revenues
Sales of natural gas and crude oil	$20,334,964	$2,066,356	$-		$22,401,320
Other revenue	543,636	-	-		543,636
TOTAL REVENUES	20,878,600	2,066,356	-		22,944,956

Expenses
Marketing cost of sales	604,018	-	-		604,018
Lease operating	6,923,148	993,231	-		7,916,379
Re-engineering and workovers	551,911	-	-		551,911
General and administrative - stock based compensation	76,840	-	-		76,840
General and administrative - other	4,939,121	940,370	-		5,879,491
Depreciation, depletion and amortization	11,738,608	217,511	533,631	(3)	12,489,750
Asset retirement obligation accretion expense	288,089	23,490	-		311,579
Bad debt expense	29,999	-	-		29,999
Recovery of bad debts	(1,984)	-	-		(1,984)
TOTAL EXPENSES	25,149,750	2,174,602	533,631		27,857,983

Income (loss) from operations	(4,271,150)	(108,246)	(533,631)		(4,913,027)

Other Income (Expense)
Change in fair value of preferred stock derivative liability	(4,503,914)	-	4,503,914	(7)	-
Interest expense	(207,275)	-	-		(207,275)
Interest income	2,503	19,397	-		21,900
Other, net	161	6,679	-		6,840
TOTAL OTHER INCOME (EXPENSE)	(4,708,525)	26,076	4,503,914		(178,535)

NET INCOME (LOSS) BEFORE INCOME TAXES	(8,979,675)	(82,170)	3,970,283		(5,091,562)
Income tax expense (benefit)	(1,134,000)	3,500	(186,771	)(5)	(1,317,271)

NET INCOME (LOSS)	(7,845,675)	(85,670)	4,157,054		(3,774,291)

Preferred Stock, Series A and Series B
Accretion	566,529	-	(566,529	)(7)	-
Dividends paid in cash	98,960	-	(98,960	)(7)	-
Dividends paid in kind	4,133,380	-	(4,133,380	)(7)	-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,644,544)	$(85,670)	$8,955,923		$(3,774,291)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(233.14)	$(0.02)	$0.14		$(0.05)
Diluted	$(233.14)	$(0.02)	$0.14		$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	54,236	4,721,418	66,503,368	(9)	71,224,786
Diluted	54,236	4,721,418	66,503,368	(9)	71,224,786

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Yuma Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

	Yuma Historical	Pyramid Historical	Merger Pro Forma Adjustments		Yuma Pro Forma Combined
Revenues
Sales of natural gas and crude oil	$28,075,603	$4,391,824	$-		$32,467,427
Other revenue	1,066,969	-	-		1,066,969
TOTAL REVENUES	29,142,572	4,391,824	-		33,534,396

Expenses
Marketing cost of sales	1,234,308	-	-		1,234,308
Lease operating	9,316,364	2,108,765	-		11,425,129
Re-engineering and workovers	2,521,707	-	-		2,521,707
General and administrative - stock based compensation	452,058	164,413	-		616,471
General and administrative - other	5,603,475	1,245,695	-		6,849,170
Deferred compensation	-	1,063,445	-		1,063,445
Depreciation, depletion and amortization	12,077,368	507,157	701,448	(3)	13,285,973
Asset retirement obligation accretion expense	668,497	37,477	-		705,974
(Gain) loss on asset disposal	(19,307)	(809,476)	-		(828,783)
Valuation allowances	-	151,243	(151,243	)(4)	-
Bad debt expense	193,601	-	-		193,601
Recovery of bad debts	(2,520)	-	-		(2,520)
TOTAL EXPENSES	32,045,551	4,468,719	550,205		37,064,475

Income (loss) from operations	(2,902,979)	(76,895)	(550,205)		(3,530,079)

Other Income (Expense)
Change in fair value of preferred stock derivative liability	(26,258,559)	-	26,258,559	(7)	-
Interest expense	(567,676)	-	-		(567,676)
Interest income	7,336	40,519	-		47,855
Bank mandated commodity derivatives novation cost	(175,000)	-	-		(175,000)
Other, net	(72,953)	-	-		(72,953)
TOTAL OTHER INCOME (EXPENSE)	(27,066,852)	40,519	26,258,559		(767,774)

NET INCOME (LOSS) BEFORE INCOME TAXES	(29,969,831)	(36,376)	25,708,354		(4,297,853)
Income tax expense (benefit)	3,080,272	(193,645)	(192,572	)(5)	2,694,055

NET INCOME (LOSS)	(33,050,103)	157,269	25,900,926		(6,991,908)

Preferred Stock, Series A and Series B
Accretion	1,101,972	-	(1,101,972	)(7)	-
Dividends paid in cash	145,900	-	(145,900	)(7)	-
Dividends paid in kind	5,412,281	-	(5,412,281	)(7)	-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(39,710,256)	$157,269	$32,561,079		$(6,991,908)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(732.18)	$0.03	$0.49		$(0.10)
Diluted	$(732.18)	$0.03	$0.49		$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	54,236	4,888,085	66,336,701		71,224,786
Diluted	54,236	4,888,085	66,336,701		71,224,786

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.
These adjustments reflect the elimination of the components of Pyramid’s historical stockholders’ equity, the estimated value of consideration to be paid by Yuma in the merger using the closing price of Common Stock on September 10, 2014 and to reflect the adjustments to the historical book values of Pyramid’s assets and liabilities as of June 30, 2014 to their estimated fair values, in accordance with acquisition accounting. The following table reflects the preliminary allocation of the total purchase price of Pyramid to the assets acquired and the liabilities assumed and the resulting goodwill based on the preliminary estimates of fair value:

Purchase Price(i):
Shares of Common Stock held by Pyramid stockholders	4,888,085
Total Common Stock issued to Pyramid stockholders	4,888,085
Common Stock price	$4.70
Fair value of Common Stock issued	$22,974,000
Total purchase price	$22,974,000
Estimated Fair Value of Liabilities Assumed:
Current liabilities	$669,895
Long-term deferred tax liability(ii)	3,615,646
Fair value of options assumed by Yuma(iv)	95,150
Other non-current liabilities	1,329,352
Amount attributable to liabilities assumed	5,710,043
Total purchase price plus liabilities assumed	28,684,043
Estimated Fair Value of Assets Acquired:
Current assets	7,291,613
Natural gas and oil properties(iii)	10,959,800
Net other operating property and equipment	5,597,000
Other non-current assets	1,408,054
Amount attributable to assets acquired	25,256,467
Goodwill(i)	$3,427,576

Eliminate Pyramid historical additional paid-in capital	$(1,847,384)
Fair value of Common Stock issued net of par value	22,969,112
Pro forma adjustments to additional paid-in capital	$21,121,728

(i) Under the terms of the merger agreement, Pyramid stockholders own 7% of the combined entity. The total purchase price is based upon the closing price of $4.70 per share of Common Stock on September 10, 2014 and 4,888,085 shares of Common Stock outstanding at the effective time of the merger.

(ii) Yuma received a carryover tax basis in Pyramid’s assets and liabilities because the merger was not a taxable transaction under the United States Internal Revenue Code of 1986, as amended (the “Code”). Based upon the preliminary purchase price allocation, a step-up in financial reporting carrying value related to the property acquired from Pyramid, net of the existing Pyramid deferred tax asset of $1.1 million, is expected to result in a combined deferred tax liability of approximately $15.6 million, an increase of approximately $4.7 million to Yuma’s and Pyramid’s existing $10.9 million net deferred tax liability.

(iii) Weighted average commodity prices utilized in the determination of the pro forma fair value of natural gas and oil properties were $3.92 per Mcf of natural gas and $94.28 per barrel of oil, after adjustment for transportation fees and regional price differentials. An increase or decrease in commodity prices as of the closing date of the merger will result in a corresponding increase or decrease in the fair value of the properties and related deferred tax liabilities and a decrease or increase to goodwill.

(iv) To adjust for the outstanding stock options to purchase Common Stock that will be assumed by Yuma after the merger, assuming that no options are exercised prior to the effective time of the merger. The $95,150 fair value of the assumed options was calculated using Black-Scholes valuation model with assumptions for the following variables: closing price of Common Stock on the closing date, risk-free interest rates, and Pyramid’s stock volatility.

2.           Pro forma adjustments to certain components of stockholders’ equity are as follows:

Eliminate Pyramid’s historical retained earnings	$(9,046,963)
Accrue estimated transaction costs incurred by Yuma (i)	(1,500,000)
Pro forma adjustments to accumulated earnings (deficit)	$(10,546,963)

(i) To accrue for estimated transaction costs of $1.5 million related to the merger with Pyramid not reflected in the financial statements. No adjustments have been made to the unaudited pro forma income statement as these costs are non-recurring in nature.

3.
To adjust the historical depletion, depreciation and amortization (DD&A) provision to the estimated total for the combination of Yuma and Pyramid under the Full Cost method of accounting. The assets of Yuma at cost were combined with Pyramid’s assets based on the fair market value of the oil and gas properties and other operating property and equipment of Pyramid as estimated at the time of the merger. The DD&A was recalculated assuming the combined company’s assets under the Full Cost method of accounting. For oil and gas properties, the units of production methodology was applied consistent with the Full Cost method of accounting. For other property and equipment the assets were depreciated based upon the estimated useful life of the properties. This resulted in an increase to DD&A of $701,448 for the year ended December 31, 2013 and $533,631 for the six months ended June 30, 2014.

4.
To eliminate the historical oil and natural gas properties valuation allowance as valuation allowances of oil and natural gas properties are evaluated on a country by country cost center basis under Full Cost rules as compared to a field by field basis under Successful Efforts rules. There would not have been an impairment as measured under Full Cost accounting, therefore an adjustment is necessary to eliminate the historical valuation allowance recorded in the year ended December 31, 2013.

5.
To adjust the income tax provision for the estimated effects of combining Yuma’s and Pyramid’s operations and other, pre-tax pro forma adjustments (which were adjusted for income taxes using a combined federal and state tax rate of 35%).

6.
To adjust Pyramid’s accumulated DD&A and valuation allowances in the amount of $1,794,059 ($1,260,428 adjustment to convert to full cost as of December 31, 2013, plus the increase to depletion year to date June 30, 2014 of $533,631) to what would have been recorded had it been reporting its oil and gas operations under the Full Cost method of accounting.

7.
To record the conversion of Yuma’s Series A and Series B preferred stock to Yuma common stock and to record the transfer and elimination of the associated derivative liability.  As part of the merger, Yuma’s preferred stock was converted into Yuma common stock, and as a result there will be no future accretion expense or dividends related to the Yuma preferred stock. The adjustments to the pro forma balance sheet relating to the derivative conversion takes place in two steps. The first step is to mark the derivative liability to market (an adjustment of $11,392,354 at closing) increasing the overall derivative liability to $67,186,682. The increase in the derivative liability results in an increase to accumulated deficit by $11,392,354. The second step is to record the conversion of Yuma’s Series A and Series B preferred stock balance of $40,366,250 and derivative liability of $67,186,682 to common stock which results in a credit to common stock for $22,884 and a credit to capital in excess of par of $107,530,048.  In the adjustments to the pro forma income statement, the change in fair value of the preferred stock derivative liability was eliminated along with the accretion and dividend expenses related to Yuma’s preferred stock.

8.
To record the issuance of 66,336,701 shares of Common Stock to the holders of Yuma common stock (including the conversion of Yuma preferred stock to Yuma common stock), plus an additional 100,000 shares to certain employees, directors and consultants of Pyramid which vest upon the change in control.

9.
In addition to the shares in Note 8 above, 66,667 shares are also included in adjustments to convert Pyramid historical weighted average shares to historical ending shares as of June 30, 2014, resulting in a pro forma combined number of shares outstanding at the time of merger.

10.
Crude oil inventory, or its fluctuations, is not significant and as such is not segregated from lease operating expenses by Yuma.  To be consistent, Pyramid’s inventory account has been reclassified to lease operating expenses.  On the Balance Sheet, the existing balance was reclassified to paid-in-capital. Since this change is immaterial in the current period, it was ignored in the Statement of Operations. This is not an accounting change for the merged companies as Pyramid is considered the acquired entity for accounting purposes.